PROMISSORY NOTE

$1,000,000                                                           May 5, 2000


FOR VALUE RECEIVED, the undersigned, Hamid Akhavan (the "Borrower"), hereby promises to pay to Teligent Services, Inc., a Delaware company (the "Company"), the principal sum (the "Principal Sum") of One Million Six Hundred Thousand Dollars ($1,600,000) in lawful money of the United States of America. The Borrower also agrees to pay interest (computed on the basis of a 365 or 366 day year, as the case may be) on any unpaid amount of the Principal Sum from and after the date of this Promissory Note set forth above (the "Effective Date") until the entire Principal Sum has been paid in full, at a rate equal to 7.45% per annum; provided that in no event shall such interest be charged to the extent it would violate any applicable usury law. Payment of the Principal Sum and accrued interest thereon shall not be secured. Borrower shall be personally liable for the Principal Sum and the accrued interest thereon, calculated in accordance with this Promissory Note.

This Promissory Note is subject to the following further terms and conditions:

1. PAYMENT UPON MATURITY. The Principal Sum and all accrued interest thereon will become due and payable on the second anniversary of the Effective Date (the "Maturity Date").

2. PAYMENT AND PREPAYMENT. All payments and prepayments of the Principal Sum of, and the accrued interest thereon, shall be made to the Company or its order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the Company shall notify the Borrower in writing). The Borrower may, at his option, prepay this Promissory Note in whole or in part at any time from time to time without penalty or premium. Any prepayments of any portion of the Principal Sum of this Promissory Note shall be accompanied by payment of all interest accrued but unpaid hereunder. Upon full and final payment, or forgiveness, of the Principal Sum of, and interest accrued on, this Promissory Note, it shall be canceled by the Company and surrendered by the Borrower. All payments hereunder shall be applied first to the payment of any costs of collection then due hereunder, second to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum. The Borrower agrees that, if any payment made by the Borrower is applied to this Promissory Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, to the extent of such payment, the Borrower's liability hereunder shall be and remain in full force and effect as fully as if such payment had never been made.
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3.       LOAN FORGIVENESS. Notwithstanding the foregoing, the Principal Sum, and accrued and unpaid interest thereon, shall be automatically forgiven upon the happening of either of the following events: (a) the second anniversary of the Effective Date, if, and only if, the Borrower shall be employed by the Company on such date, (b) if, prior to the second anniversary of the Effective Date, Borrower's employment with the Company is terminated by the Company for any reason other than for Cause (as defined below) or (c) the occurrence of a Change of Control (as defined below) prior to the second anniversary of the Effective Date. For purposes hereof, a "Change of Control" means (i) any person or entity, or group of affiliated persons or entities, other than the Liberty Media Corporation, a Delaware corporation, and Telcom-DTS Investors, L.L.C., a Delaware limited liability company (collectively, the "Shareholders") and/or their respective affiliates acquires stock of Teligent representing more than 50% of the voting power of all such outstanding stock; or (ii) the majority of the Board of Directors of Teligent consists of persons who are designees of any person or entity or group of affiliated persons or entities which hold stock in
         Teligent,   other  than  the   Shareholders   and/or  their  respective
         affiliates; or (iii) Teligent adopts a plan of liquidation providing for the distribution of all or substantially all of its assets; or (iv) all or substantially all of the business enterprise of Teligent is disposed of pursuant to a sale of assets transaction or a merger, consolidation or similar transaction in which Teligent is not the surviving entity (unless (A) no person or entity, or group of affiliated persons or entities, other than the Shareholders and/or their respective affiliates, owns immediately after such transaction stock or other equity interests of the entity which succeeds to the business of Teligent as a result of such transaction representing more than 50% of the voting power of all such outstanding stock, or (B) a majority of the board of directors (or comparable governing body) of the entity which succeeds to the business of Teligent as a result of such transaction consists of persons (or persons designated by such persons) who constituted a majority of the Board of Directors of Teligent immediately prior to such transaction. For purposes of this definition, "affiliate" (or derivations thereof) of any person or entity means any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such person or entity; and for purposes of this definition, "control" when used with respect to any person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities or other equity interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

4. LOAN PRORATION; LOAN ACCELERATION. In the event of the Borrower's voluntary termination of his employment with the Company prior to the second anniversary of the Effective Date, the Borrower agrees to reimburse the Company for the entire outstanding Principal Sum and all accrued interest thereon immediately, prorated (i.e. multiplied) by the following ratio: the number of days between the termination date and the second anniversary of the Effective Date divided by 730. Upon (a) any termination of the Borrower's employment with the Company for Cause (as defined below), (b) the Borrower's death, (c) the inability of the Borrower to continue employment with the Company due to a disability, or (d) an Event of Default (as defined) the entire outstanding Principal Sum and all accrued interest thereon shall become due and payable by the Borrower to the Company immediately, without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived, For purposes hereof, "Cause" means (i) the engaging by the Borrower in willful misconduct or negligence that is materially injurious to the Company; (ii) the embezzlement or misappropriation of funds or property of the Company by the Borrower or the conviction of the Borrower of a felony or the entrance of a plea of guilty or nolo contendre by the Borrower to a felony; or (iii) the willful failure or refusal by the Borrower to perform his duties or responsibilities that continues after being brought to the attention of the Borrower. Determination of Cause shall be made by Company in its discretion, and any such determination shall be final and binding on the Borrower. The Borrower promises to pay to the Company on demand by the Company all reasonable costs and expenses incurred by the Company after an event giving rise to acceleration in connection with the collection and enforcement of this Promissory Note, including, without limitation, reasonable attorneys' fees and expenses and all court costs.

5. EVENTS OF DEFAULT; DEFAULT INTEREST; DEFAULT ACCELERATION AND EXPENSES. The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Promissory Note: (a) the failure of the Borrower to pay to the Company within fourteen (14) days of when due any and all amounts payable by the Borrower to the Company under the terms of this Promissory Note;
         (b) if a petition in bankruptcy is filed by Borrower under the U.S. Bankruptcy Code, as amended, or under any other insolvency laws or laws providing for the relief of debtors; (c) if the Borrower becomes insolvent or executes a general assignment for the benefit of creditors or if any appointment is made or a receiver or trustee for the property of the Borrower; or (d) if a petition is filed against the Borrower under the U.S. Bankruptcy Code, as amended, and is not dismissed within sixty (60) days of filing.

6. NOTICE. For the purposes of this Promissory Note, notices, demands and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered in person or five business days after being mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Borrower:                 If to the Company:

Hamid Akhavan                       Teligent Services, Inc.
11620 Piney Spring Lane             8065 Leesburg Pike, Suite 400
Potomac, MD 20854                   Vienna, VA 22182
                                    Attn: Laurence E. Harris, General Counsel

         Or such other address as any party may have furnished to others in writing in accordance herewith.

7.       MISCELLANEOUS.

A. No delay or failure by the Company or the legal holder of this Promissory Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the legal holder hereof of any right or remedy shall preclude other future exercise thereof, or the exercise of any other right or remedy. This Promissory Note may be assigned by the Company without the prior written consent of the Borrower. This Promissory Note may be amended or modified, and the terms and conditions hereof may be waived, only by a majority vote of the Board of Directors of Teligent; provided, however, if any amendment or modification to this Promissory Note materially and adversely affects the rights of the Borrower hereunder, such modification or amendment shall require the written consent of the Borrower.

B. The headings contained in this Promissory Note are for reference purposes only.

C. No provisions hereof shall confer upon the Borrower the right to continue in the employment of the Company, any of its subsidiaries or any of their perspective successors or affect any rights which the Company or any of such subsidiaries or successor may have to terminate the employment of the Borrower.

D. The Provisions of this Promissory Note shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principals thereof. The Company, but not the Borrower, shall have the right to assign this Promissory Note.

         IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered to the Company by the Borrower on the date first above written.

                                                   /S/ HAMID AKHAVAN
                                                   -----------------------------
                                                       Hamid Akhavan